SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                   May 7, 2003

                                  Boots & Coots
                        International Well Control, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-13817

           Delaware                                    11-2908692
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

       11615 N. Houston Rosslyn                         77086
           Houston, Texas                             (Zip Code)
(Address of Principal Executive Offices)

                                  281-931-8884
              (Registrant's telephone number, including area code)


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                      INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

     On May 2, 2003 the registrant issued a press release entitled "BOOTS AND COOTS REPORTS OPERATING RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2003."

       The following information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition," and is included under this Item 9 in accordance with the procedure guidance in SEC Release No.33-8216.

              The Company's press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.


     The text of the press release is as follows:

   BOOTS & COOTS REPORTS OPERATING RESULTS FOR THE FIRST QUARTER ENDED MARCH 31,
                                      2003

     HOUSTON, TEXAS MAY 2, 2003 - BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC. (AMEX: WEL), reported today that revenues for the first quarter ended March 31, 2003 were $10.9 million, an increase of $6.9 million compared with revenue of $4.0 million for the same period in 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $4.3 million in the current period compared to $0.3 million in the same period for the prior year. Net Income (loss) prior to preferred stock dividends, which are primarily paid in kind, for the current period was $3.3 million versus a net loss of $(1.8) million for the prior year period. Net income (loss) attributable to common stockholders was $2.6 million for the current period compared to a net loss attributable to common stockholders of $(2.7) million in the prior year period.

     Response revenues for 2003 first quarter were significantly higher than the 2002 period due to the service activity and associated equipment sale in Iraq. Prevention service revenues were down slightly in the 2003 period as core resources in Venezuela were shifted toward higher response activity in the region.

     Boots & Coots' CEO Jerry Winchester said, "Obviously, we are pleased with our earnings this quarter. The response related activity in Iraq and Venezuela led us to the best quarter in the history of the Company. We are proud of our proven response capabilities and the high job performance levels of our people. While we will continue to perform work in Iraq during the second quarter, our focus remains on the continued growth of our Prevention Segment."

     ABOUT  BOOTS  &  COOTS

     Boots & Coots International Well Control, Inc., Houston, Texas, is a global emergency response company that specializes, through its Well Control unit, as an integrated, full-service, emergency-response company with the in-house ability to provide its expanded full-service prevention and response capabilities to the global needs of the oil and gas and petrochemical industries, including, but not limited to, oil and gas well blowouts and well fires as well as providing a complete menu of non-critical well control services. Additionally, Boots & Coots WELLSURE program offers oil and gas exploration and production companies, through retail insurance brokers, a combination of traditional well control and blowout insurance with post-event response as well as preventative services.

     Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.
     ------------------

                               (Table to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          SUMMARY OF OPERATING RESULTS
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2003
                                   (UNAUDITED)
                     (in thousands except per share amounts)

                                               Three Months Ended
                                                    March  31,

                                                  2002      2003
Service Revenues                                $  4,010   $ 4,302
Equipment Sales Revenues                        $      0   $ 6,629
                                                ---------  -------

Total Revenues                                  $  4,010   $10,931

Earnings Before Interest, Taxes, Depreciation
and Amortization (1)                            $    336   $ 4,272

Income (Loss) from Continuing Operations            ($65)  $ 3,298

Income (Loss) from Discontinued Operations,
Net of Income Taxes                              ($1,765)  $    15

Net Income (Loss)                                ($1,830)  $ 3,313

Preferred Dividend Requirements and Accretion   $    830   $   732

Net Income (Loss) Attributable to
Common Stockholders                              ($2,660)  $ 2,581

Income (Loss) Per Share - Basic
   -  Continuing Operations                        (0.02)     0.05
   -  Discontinued Operations                      (0.04)     0.00
   -  Net Income (Loss)                            (0.06)     0.05


Weighted Average Common Shares Outstanding
   -  Basic                                       41,442    53,978


Income (Loss) Per Share - Diluted
   -  Continuing Operations                        (0.02)     0.04
   -  Discontinued Operations                      (0.04)     0.00
   -  Net Income (Loss)                            (0.06)     0.04

Weighted Average Common Shares
Outstanding
   -  Diluted                                     41,442    72,245

1. Earnings before interest, taxes, depreciation and amortization, commonly referred to as EBIDTA, is not a defined term within Generally Accepted Accounting Principles. The table below reconciles Net Income(Loss) to Earnings before interest, taxes, depreciation and amortization (EBIDTA)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
           UNAUDITED RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
  OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

                   Three Months Ended March 31, 2002 and 2003
                                 (in thousands)

                                                Three Months Ended
                                                    March  31,
                                                  2002      2003

Net Income (Loss)                                ($2,660)  $2,581


Net Income (Loss) Before Preferred Dividends     ($1,830)  $3,313

Loss (Income) from Discontinued Operations,
Net of Income Taxes                             $  1,765     ($15)

Income Tax Expense                              $     15   $  304
Interest Expense and Other (Income)             $    100   $  425
Depreciation and Amortization                   $    286   $  245

Earnings Before Interest, Taxes, Depreciation
and Amortization                                $    336   $4,272


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